SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

XO Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party: XO Holdings, Inc.

4)	Date Filed: November 17, 2010

XO HOLDINGS, INC.
13865 SUNRISE VALLEY DRIVE
HERNDON, VIRGINIA 20171

Dear Stockholder,

I write to inform you of an upcoming amendment to our Certificate of Incorporation to effect a one for twenty reverse stock split to the Company’s common stock. It is likely that by the time you receive this letter you will have read about the reverse stock split in recent company press releases.

The primary purpose of the amendment to the Certificate of Incorporation effecting the reverse stock split is to combine the issued and outstanding shares of the Company’s common stock into a smaller number of shares so that the shares of the Company’s common stock may trade at a higher price per share than the recent trading prices. The intent is to have the Company’s common stock trade above the required $4.00 per share minimum bid price necessary to apply for listing on the Nasdaq Global Market. On October 12, 2010, the Company issued a press release announcing that it is planning to distribute to holders of its common stock rights to purchase shares of a new class of non-convertible preferred stock. If the Company’s common stock and the related rights are listed on the Nasdaq Global Market, the rights and the new class of non-convertible preferred stock will, under Section 18 of the Securities Act of 1933, be a covered security in the case of the rights and senior to a covered security in the case of the new class of preferred, and therefore exempt from state securities regulation. This exemption (the “Blue Sky Exemption”) is important because, if achieved, it will enable the Company to offer the rights and related new class of non-convertible preferred stock to all holders of the Company’s common stock, regardless of the regulations in the holders’ states of residency. Without the Blue Sky Exemption, state securities regulation could preclude certain holders from taking part in the rights offering. We believe there may be additional benefits to the reverse stock split, as set forth in the section entitled “Reasons for Reverse Stock Split: Advantages.”

The Company presently intends to implement the rights offering regardless of whether the listing on the Nasdaq Global Market is obtained. If listing of the Company’s common stock on the Nasdaq Global Market is not obtained, certain holders of the Company’s common stock may not be able to receive rights and may therefore not be able to participate in the rights offering.

On November 17, 2010, our Board of Directors adopted a resolution setting forth the proposed amendment to the Certificate of Incorporation, declaring it as advisable and directing that it be considered by the stockholders. On November 17, 2010, based on the foregoing, stockholders affiliated with our chairman Carl C. Icahn who collectively own shares of our common stock and preferred stock that represent more than 50% of the total voting power of our outstanding capital stock, approved the amendment to our Certificate of Incorporation effective as of November 23, 2010. Under Delaware law and the terms of our Certificate of Incorporation and Bylaws, the consent of these stockholders is sufficient to approve the amendment. For this reason, we are not calling a meeting of stockholders to vote on the amendment. We Are Not Asking You for a Proxy, and You are Requested Not To Send Us a Proxy.

We are furnishing this information statement in order to provide you with important information about the amendment to our Certificate of Incorporation and the resulting reverse stock split. We intend to begin mailing this information statement on or about November __, 2010 to all XO stockholders of record as of the close of business on the record date, November 23, 2010. Please read this document carefully. We appreciate your continued support.

Sincerely,

Carl J. Grivner President & Chief Executive Officer

November __, 2010

The Information Statement is dated November __, 2010, and is first being mailed to stockholders of the Company on or about November __, 2010.

XO HOLDINGS, INC.

13865 Sunrise Valley Drive
Herndon, Virginia 20171
(703) 547-2000

AMENDMENT TO CERTIFICATE OF INCORPORATION
TO EFFECT REVERSE STOCK SPLIT

On November 16, 2010, our board of directors unanimously authorized, subject to approval by the stockholders, an amendment to our Certificate of Incorporation to effect a reverse stock split.

Purpose and Effect of the Amendment

General

The Board of Directors has unanimously approved and declared advisable the following amendment to Section 3 of the Company’s Certificate of Incorporation. The form of Certificate of Amendment to the Company’s Certificate of Incorporation is attached to this information statement as Exhibit A. The amendment to the Certificate of Incorporation of the Company approved by the Board of Directors and the holders of more than 50% of the voting stock of the Company is set forth below.

“Effective at 9:30 a.m. Eastern Time on December __, 2010 (the “Effective Time”), every twenty (20) shares of common stock outstanding at the Effective Time will be reclassified into and automatically become one (1) outstanding share of common stock (the “Stock Split”) rounded down to the nearest whole share. No fractional shares shall be issued in connection with the Stock Split. In lieu thereof, upon the surrender of the stock certificate or certificates for common stock by the relevant holder of record, such holder shall be paid an amount in cash equal to the product of (i) the number of fractional shares of common stock that otherwise would have been issued to such holder multiplied by (ii) the product of (A) the average of the closing bid prices of the common stock on the Over the Counter Bulletin Boards for a period of ten trading days immediately preceding the date of the Effective Time and (B) twenty (20). Any stock certificate that represented shares of common stock immediately before the Effective Time shall, automatically and without the need to surrender the same for exchange, represent the number of shares of common stock immediately after the Effective Time resulting from the Stock Split until such old stock certificate is exchanged for a new stock certificate reflecting the appropriate number of shares resulting from the Stock Split.”

Purpose of Reverse Stock Split

The amendment to the Company’s Certificate of Incorporation effecting a one for twenty reverse stock split has been approved and declared advisable by the Board of Directors to reduce the number of shares of common stock outstanding and in order to increase the trading price of the Company’s common stock on the Over the Counter Bulletin Boards (the “OTCBB”). The Board of Directors took this action because the Company intends to apply for listing on the Nasdaq Global Market and the Company’s common stock does not trade at the required $4.00 minimum bid price for the Nasdaq Global Market listing. The Company believes that this reverse stock split will facilitate its efforts to raise additional equity capital via an anticipated rights offering. On October 12, 2010, the Company issued a press release announcing that it is planning to distribute to holders of its common stock rights to purchase shares of a new class of non-convertible preferred stock. If the Company’s common stock and the related rights are listed on the Nasdaq Global Market, the rights and the new class of non-convertible preferred stock will, under Section 18 of the Securities Act of 1933, be covered by the Blue Sky Exemption. The Blue Sky Exemption is important because, if achieved, it will enable the Company to offer the rights and related new class of non-convertible preferred stock to all holders of the Company’s common stock, regardless of the regulations in the holders’ states of residency. Without the Blue Sky Exemption, state securities regulation could preclude certain holders from taking part in the rights offering. The Company believes that there may be additional benefits to the reverse stock split, as set forth in the section entitled “Reasons for Reverse Stock Split: Advantages.”

The Company presently intends to implement the rights offering regardless of whether the listing on the Nasdaq Global Market is obtained. If listing of the Company’s common stock on the Nasdaq Global Market is not obtained, certain holders of the Company’s common stock may not be able to receive rights and may not be able to participate in the rights offering.

While there can be no assurance, the Board of Directors believes that the reverse stock split will result in an increase in the minimum bid price of the Company’s common stock to above the $4.00 minimum bid price required by the Nasdaq Global Market for listing on the Nasdaq Global Market. However, while the Company believes that implementation of a reverse stock split is a satisfactory mechanism to achieve compliance with the listing requirements of the Nasdaq Global Market, there can be no assurance that, even if the bid price for the Company’s common stock exceeds the $4.00 minimum bid price as a result of the reverse stock split, the Nasdaq Global Market will list the Company’s common stock or list the rights related to the issuance of a new class of the Company’s non-convertible preferred stock. The Company presently intends to implement the rights offering regardless of whether the listing on the Nasdaq Global Market is obtained. The effects of implementing the rights offering without achieving listing of the Company’s common stock on the Nasdaq Global Market include, as stated above, certain holders being precluded from taking part in the rights offering because of state securities regulation.

Effects of Reverse Stock Split

A reverse stock split is a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which is accomplished by the Company, in this case, by reclassifying and converting all the outstanding shares of common stock into a proportionately fewer number of shares of common stock. With the one for twenty reverse stock split of common stock, a holder of 1000 shares of the Company’s common stock before the reverse stock split would hold 50 shares of the Company’s common stock after the reverse stock split. This will also result in an increase in the available number of authorized but unissued shares of the Company’s common stock. However, each stockholder’s proportionate ownership of the issued and outstanding shares of the Company’s common stock would remain the same, except for minor changes that may result from the payment of cash in lieu of fractional shares upon the surrender of the stock certificates of the relevant holders of record.

The primary purpose of the proposed reverse stock split of the Company’s common stock is to combine the issued and outstanding shares of the common stock into a smaller number of shares so that the shares of the common stock may trade above the $4.00 minimum bid price necessary for the Company’s application for listing of its common stock on the Nasdaq Global Market, which, if achieved, will provide an exemption to state securities laws and enable holders of the Company’s common stock residing in all states to participate in the proposed rights offering. On October 12, 2010, the Company issued a press release announcing that it is planning to distribute to holders of its common stock rights to purchase shares of a new class of non-convertible preferred stock. If the Company’s common stock and the related rights are listed on the Nasdaq Global Market, the rights and the new class of non-convertible preferred stock will, under Section 18 of the Securities Act of 1933, be covered by the Blue Sky Exemption and therefore exempt from state securities regulation. The Blue Sky Exemption is important because, if achieved, it will enable the Company to offer the rights and related new class of non-convertible preferred stock to all holders of the Company’s common stock, regardless of the regulations in the holders’ states of residency. Without the Blue Sky Exemption, state securities regulation could preclude certain holders from taking part in the rights offering. The Company presently intends to implement the rights offering regardless of whether the listing on the Nasdaq Global Market is obtained. The effects of implementing the rights offering without achieving listing of the Company’s common stock on the Nasdaq Global Market can be found in the section entitled “Purpose of the Reverse Stock Split.”

An increase in the common stock bid price may increase the marketability, liquidity and transparency of the Company’s common stock (which could, in turn, further increase the Company’s common stock bid price). In addition, the increase in the portion of the Company’s authorized shares of common stock that would be unissued after the reverse stock split is effected can be used for any proper corporate purpose approved by the Board of Directors. The increased number of authorized but unissued shares of common stock will provide the Company with additional flexibility to issue additional shares in connection with future financings or other transactions. The anticipated increase in the per share market price of the Company’s common stock may also enhance the acceptability of the Company’s common stock by the financial community and the investing public. However, the Board of Directors does not currently have any plans to utilize the increase in the number of the authorized but unissued shares of the Company’s common stock that will result from the reverse stock split.

Finally, the reverse stock split will affect the outstanding options to purchase common stock of the Company and certain other presently outstanding securities which are convertible into the Company’s common stock. The agreements and other documents governing all of the Company’s outstanding stock options and all outstanding securities convertible into or exchangeable for common stock include provisions requiring adjustments to the number of shares of common stock issuable upon exercise of such options or upon conversion or exchange of such other securities and the number of shares subject to, and the exercise, conversion or exchange prices of, such options or convertible or exchangeable securities, in the event of a reverse stock split.

No Fractional Shares

No fractional shares of common stock shall be issued to the holders of record of common stock as a result of the reverse stock split. In lieu thereof, the Company shall pay in cash upon the surrender of the stock certificates of the relevant holder of record the fair value of such fractional interest determined by reference to the average closing bid prices of the common stock on the OTCBB for a period of ten trading days immediately preceding the effective date of the reverse stock split (after giving effect to the relevant reverse stock split ratio).

Implementation of Reverse Stock Split

The Board of Directors has directed management of the Company to file an amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware effecting the reverse stock split.

Reasons for Reverse Stock Split: Advantages

The Board of Directors believes that a reverse stock split is desirable for the following reasons:

(a)	The anticipated increase in the per share market price of the Company’s common stock may enable the Company to list its common stock and the rights related to the issuance of a new class of non-convertible preferred stock on the Nasdaq Global Market, which, if achieved, would facilitate the raising of capital from the Company’s anticipated rights offering. If the Company’s common stock and the related rights are listed on the Nasdaq Global Market, the rights and the new class of non-convertible preferred stock will be covered by the Blue Sky Exemption. If shares of the Company’s common stock continue to trade below $4.00 per share, the Company’s common stock will not be listed on the Nasdaq Global Market. The Board of Directors believes that the anticipated increase in the market price per share resulting from a reverse stock split may lift the price of the Company’s common stock above the $4.00 minimum bid price required for listing on the Nasdaq Global Market. The Company presently intends to implement the rights offering regardless of whether the listing on the Nasdaq Global Market is obtained. The effects of implementing the rights offering without achieving listing of the Company’s common stock on the Nasdaq Global Market can be found in the section entitled “Purpose of the Reverse Stock Split.”
(b)	If the Company’s common stock and the related rights are listed on the Nasdaq Global Market, the marketability, liquidity and transparency of the Company’s common stock may increase (which could, in turn, further increase the Company’s stock price). The anticipated increase in the per share market price of the Company’s common stock may also enhance the acceptability of the Company’s common stock by the financial community and the investing public.
(c)	A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of the policies and practices pertain to the payment of broker’s commissions and to time-consuming procedures that function to make the handling of lower priced stock economically unattractive to brokers and therefore difficult for holders of the Company’s common stock to manage. The potential increase in the per share price of the Company’s common stock may help alleviate some of these problems.
(d)	The structure of trading commissions tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales prices than the commission on a relatively higher priced issue, which may discourage trading in lower priced stock. A reverse stock split could result in a price level for the Company’s common stock that may reduce, to some extent, the effect of these policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Company’s common stock.

Reasons Against Reverse Stock Split: Disadvantages

Even though the Board of Directors believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are possible disadvantages of a reverse stock split:

(a)	Despite the potential increase in liquidity discussed above, the reduced number of shares resulting from a reverse stock split could adversely affect the liquidity of the Company’s common stock.
(b)	A reverse stock split may leave certain stockholders with one or more “odd lots”, which are stock holdings in amounts of less than 100 shares of common stock. These odd lots may be more difficult to sell than shares in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from a reverse stock split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the reverse stock split.
(c)	There is no assurance that the Company’s stock price will increase as a result of the reverse stock split. Indeed, if the trading price of the Company’s common stock does not proportionally increase after the reverse stock split, the Company’s total market capitalization, which is equal to the number of outstanding shares of common stock multiplied by the market price, will also decline. A decline in the Company’s stock price and a resulting decline in market capitalization after a reverse stock split could be greater than it would have been if the reverse stock split had not occurred.
(d)	An increased number of authorized but unissued shares of the Company’s common stock could be issued by the Board of Directors without further stockholder approval, which could result in further dilution to the holders of the common stock.

Exchange of Stock Certificates

The Company will not require all holders of its common stock to surrender their stock certificates. Instead, the Company will give notice to its transfer agent of the reverse stock split and the effective date of the amendment to the Certificate of Incorporation in order to accurately reflect the number of issued and outstanding shares of capital stock of the Company. The Company shall pay cash in lieu of any fractional shares resulting from the reverse stock split upon the surrender of the stock certificates of the relevant holders of record.

All holders of capital stock of the Company will continue to be entitled to receive any dividends or other distributions that may be declared and payable with respect to the common stock with a record date after the effective time of the reverse stock split.

Material Federal Income Tax Consequences

The following summary of material federal income tax consequences of a reverse stock split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder, and the discussion below may not address all of the tax consequences for a particular stockholder. For example, foreign, state and local tax consequences are not discussed below. Accordingly, each stockholder should consult his or her tax advisor to determine the particular tax consequences to him or her of a reverse stock split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the aggregate number of new shares of common stock will be the same as the adjusted basis of the aggregate number of shares of common stock held by such holder immediately prior to the reverse stock split. The holding period of the new, post-split shares of the common stock resulting from implementation of the reverse stock split will include the stockholder’s respective holding periods for the pre-split shares of the common stock held by such holder immediately prior to the reverse stock split.

The receipt of cash in lieu of a fractional share of common stock by a holder of common stock generally will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the effective date. The deductibility of capital losses is subject to limitation.

No Appraisal Rights

The holders of shares of the Company’s common stock have no appraisal rights under Delaware law, the Company’s Certificate of Incorporation, or the Company’s Bylaws with respect to the proposed amendment to the Company’s Certificate of Incorporation effecting a reverse stock split. The amendment will become effective at 9:30 a.m., Eastern Time, on the business day following the date that the Certificate of Amendment required by the General Corporation Law of the State of Delaware is filed with the Secretary of State of the State of Delaware. However, the Board of Directors is authorized to abandon at its sole discretion the amendment at any time prior to effectiveness without further action by stockholders.

Effective Date of the Amendment

The amendment to XO’s Certificate of Incorporation will become effective upon the filing with the Delaware Secretary of State of a Certificate of Amendment to our Certificate of Incorporation. We presently intend to file this Certificate of Amendment on the date that is twenty days after this information statement is mailed to our stockholders or shortly thereafter; that is, the amendment will be effective on approximately December __, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Our Common Stock by Our Board of Directors and Management

The table below sets forth the number of shares of Company common stock beneficially owned by (i) each member of our board of directors, (ii) each of our named executive officers, and (iii) all of our executive officers and directors as a group. No director of the Company has informed the Company, in writing or otherwise, that he intends to oppose any action to be taken by the Company in regards to the amendment to the Certificate of Incorporation. Unless otherwise indicated, the percentages below are based on the number of shares issued and outstanding on September 30, 2010.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Carl C. Icahn(3)	728,350,289	91.39
Carl J. Grivner(4)	2,034,075	*
Vincent J. Intrieri	—	—
Daniel A. Ninivaggi(5)	—	—
Harold First(6)	2,097	*
Fredrik Gradin	—	—
Robert Knauss(7)	153,000	*
Wayne M. Rehberger(8)	670,995	*
Heather Burnett Gold(9)	150,000	*
David S. Schechter	—	—
Laura W. Thomas(10)	91,015	*
Daniel Wagner	—	—
All directors and executive officers as a group (14 persons)(11)	731,702,832

*	The Percent of Class is less than one percent (1%).
(1)	The address of all persons listed is c/o XO Holdings, Inc., 13865 Sunrise Valley Drive, Herndon Virginia 20171.
(2)	Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after any given date, which date, for the purposes of the foregoing table is, unless otherwise indicated, September 30, 2010. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of our common stock beneficially owned.
(3)	As reported in the September 30, 2010 Form 4 for Mr. Icahn, and the September 30, 2010 Amendment No. 27 to Schedule 13D filed by Carl C. Icahn, ACF Industries Holding Corp., Highcrest Investors Corp., Buffalo Investors Corp., Starfire Holding Corporation, Arnos Corp., Arnos Sub Corp., Barberry Corp, Hopper Investments LLC, High River Limited Partnership and Unicorn Associates Corporation (the “Filing Persons”), represents beneficial ownership by the Filing Persons in the aggregate of 728,350,289 shares constituting approximately 91.39% of the outstanding shares based upon (i) the 182,075,165 shares stated to be issued and outstanding by the Company, (ii) the 113,410,769 shares beneficially held by the Filing Persons, (iii) the 430,706,846 shares issuable upon conversion of the 555,000 shares of Class B preferred stock beneficially held by the Filing Persons, and (iv) the 184,232,674 votes to which the 225,000 shares of Class C preferred stock beneficially held by the Filing Persons are entitled. Arnos Sub is 100% owned by Arnos Corp., a Delaware corporation. Arnos Corp. is 100% owned by Unicorn Associates Corporation, a New York corporation, which is 100% owned by ACF Industries Holding Corp., a Delaware corporation. ACF Holding Corp. is wholly-owned by Highcrest Investors Corp., a Delaware corporation, which is approximately 99% owned by Buffalo Investors Corp., a New York corporation, which is wholly-owned by Starfire Holding Corporation, a Delaware corporation, which is wholly-owned by Mr. Icahn. Mr. Icahn is the chairman, president and sole director of Starfire Holding Corporation, the chairman and a director of ACF Industries and the chairman, president and a director of Highcrest Investors. Hopper Investments LLC, a Delaware limited liability company, owns 100% of the general partnership interests in High River Limited Partnership, a Delaware limited partnership. Hopper Investments LLC is wholly-owned by Barberry Corp., a Delaware corporation, which is 100% owned by Mr. Icahn.
(4)	Represents (i) 15,000 shares of Company common stock acquired by Mr. Grivner in May 2004, and (ii) shares of Company common stock issuable to Mr. Grivner upon the exercise of nonqualified stock options that were exercisable as of September 30, 2010 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Grivner pursuant to the 2002 Stock Incentive Plan.
(5)	Daniel A. Ninivaggi was elected to the board of directors on August 12, 2010 subsequent to Keith Meister’s resignation from the board of directors on August 4, 2010.
(6)	Represents shares acquired by Mr. First before he was appointed a director April 29, 2010.
(7)	Represents shares of Company common stock acquired by Mr. Knauss in August 2004 and November 2008.
(8)	Represents (i) the zero common stock holdings of Mr. Rehberger as of June 18, 2010 and (ii) shares of Company common stock issuable to Mr. Rehberger upon the exercise of nonqualified stock options that were exercisable as of September 30, 2010 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Rehberger pursuant to the 2002 Stock Incentive Plan. Mr. Rehberger resigned from the Company effective June 18, 2010.
(9)	Represents shares of Company common stock issuable to Ms. Gold upon the exercise of nonqualified stock options that were exercisable as of September 30, 2010 or that were to become exercisable within 60 days thereafter, which options were granted to Ms. Gold pursuant to the 2002 Stock Incentive Plan.
(10)	Represents shares of Company common stock issuable to Ms. Thomas upon the exercise of nonqualified stock options that were exercisable as of September 30, 2010 or that were to become exercisable within 60 days thereafter, which options were granted to Ms. Thomas pursuant to the 2002 Stock Incentive Plan.
(11)	Represents (i) 728,350,289 shares of Company common stock beneficially held by the Filing Persons, as described in note (3) above, (ii) 170,097 outstanding shares of Company common stock owned by directors and executive officers as of September 30, 2010 (other than shares held by the Filing Persons) (see notes (4), (6) and (7)), and (iii) 2,840,052 shares of Company common stock issuable upon the exercise of stock options exercisable as of September 30, 2010 or 60 days thereafter. See notes (4), (8), (9) and (10) above.

Beneficial Ownership of Our Common Stock by Certain Beneficial Owners

The table below sets forth beneficial owners of 5% or more of our outstanding common stock. None of such beneficial owners listed below nor any of their family members, entities of which they are executive officers, partners or 10% beneficial owners or trusts or estates in which they have beneficial interests were indebted to us during the past fiscal year.

Name of Beneficial Holder	Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Carl C. Icahn(2)	Icahn Associates Corp. 767 Fifth Avenue, 47th Floor, New York, New York 10153	728,350,289	91.39
Amalgamated Gadget, L.P. (R 2 Investors)(3)	301 Commerce Street, Suite 2975, Fort Worth, Texas 76102	16,847,195*	9.2*

(1)	Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after any given date, which date, for the purposes of the foregoing table is June 30, 2010. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of our common stock beneficially owned.
(2)	See Note (3) to the table under the heading titled “Beneficial Ownership of Our Common Stock by Our Board of Directors and Management” above.
(3)	As reported in the Amendment to Schedule 13D filed on June 15, 2010 by Amalgamated Gadget, represents 16,847,195 shares of common stock held by Amalgamated Gadget on behalf of R 2 Investments, LDC which includes 344,846 shares of Company common stock issuable upon exercise of Series A warrants, 258,635 shares of common stock issuable upon exercise of Series B warrants, and 258,635 shares of common stock issuable upon exercise of Series C warrants, all held by Amalgamated Gadget. Such shares represent approximately 9.2% of the outstanding shares of common stock based upon 182,937,281 shares of common stock deemed to be outstanding. Amalgamated Gadget is a limited partnership of which Scepter Holdings, Inc., a Texas corporation, is its sole general partner. Scepter Holdings, Inc. is wholly owned by Mr. Geoffrey Raynor.
*	The Company notes that the Company’s Series A warrants, Series B warrants and Series C warrants held by Amalgamated Gadget, L.P. expired unexercised.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this Information Statement that are not historical facts are forward-looking statements, as this term is defined in the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. These statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “can,” “may,” “could” or other comparable words. Our forward-looking statements are based on currently available operational, financial and competitive information and management’s current expectations, estimates and projections. These forward-looking statements include:

•	our ability to effectuate our one for twenty reverse common stock split;
•	the number of rights and Class D shares to be offered, as well as the number of shares as adjusted to reflect the reverse split;
•	our ability to list our common stock and subscription rights on the Nasdaq Global Market;
•	the ability of our common stock to exceed the $4.00 minimum bid requirements for listing on the Nasdaq Global Market; and
•	if our common stock is not listed on the Nasdaq Global Market, our ability to have our subscription rights trade on the OTCBB.

Readers are cautioned that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should our underlying assumptions prove incorrect, our actual results in future periods may differ materially from the future results, performance, and/or achievements expressed or implied in this document. These risks include any failure by us to:

•	generate funds from operations sufficient to meet our cash requirements and execute our business strategy;
•	prevail in our legal and regulatory proceedings;
•	increase the volume of traffic on our network;
•	realize benefits from our enterprise-wide transformation initiative; and
•	achieve and maintain market penetration and revenue levels given the highly competitive nature of the telecommunications industry.

For a detailed discussion of risk factors affecting our business and operations, see Item 1A, Risk Factors in our 2009 Annual Report. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied on as representing our estimates or views as of any subsequent date.

Simone Wu
Senior Vice President, General Counsel & Secretary

Herndon, Virginia

November __, 2010

Exhibit A

Certificate of Amendment to XO Holdings, Inc.’s Certificate of Incorporation

A-1

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF XO HOLDINGS, INC.

XO HOLDINGS, INC., a Delaware corporation (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is XO Holdings, Inc. The original Certificate of Incorporation of the Corporation was filed on October 25, 2005. A Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of the 6% Class A Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof was filed on February 28, 2006. A Certificate of Designation of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of the 7% Class B Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof was filed on July 28, 2008. A Certificate of Designation of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of the 9.5% Class C Perpetual Preferred Stock and Qualifications, Limitations and Restrictions Thereof was filed on July 28, 2008.

SECOND: This Certificate of Amendment of Certificate of Incorporation was duly adopted by the Corporation’s Board of Directors and stockholders in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation:

THIRD: Pursuant to Section 242 of the DGCL, the Certificate of Incorporation of the Corporation is hereby amended to add the following paragraph to the end of Section 3 thereof:

“Effective at 9:30 a.m. Eastern Time on December __, 2010 (the “Effective Time”), every twenty (20) shares of Common Stock outstanding at the Effective Time will be reclassified into and automatically become one (1) outstanding share of Common Stock (the “Stock Split”) rounded down to the nearest whole share. No fractional shares shall be issued in connection with the Stock Split. In lieu thereof, upon the surrender of the stock certificate or certificates for Common Stock by the relevant holder of record, such holder shall be paid an amount in cash equal to the product of (i) the number of fractional shares of Common Stock that otherwise would have been issued to such holder multiplied by (ii) the product of (A) the average of the closing bid prices of the Common Stock on the Over the Counter Bulletin Boards for a period of ten trading days immediately preceding the date of the Effective Time and (B) twenty (20). Any stock certificate that represented shares of Common Stock immediately before the Effective Time shall, automatically and without the need to surrender the same for exchange, represent the number of shares of Common Stock immediately after the Effective Time resulting from the Stock Split until such old stock certificate is exchanged for a new stock certificate reflecting the appropriate number of shares resulting from the Stock Split.”

FOURTH: This Certificate of Amendment shall become effective at the Effective Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this ___ day of December, 2010.

XO HOLDINGS, INC.

By:	Name: Carl J. Grivner Title: President and Chief Executive Officer

A-2